Exhibit 99.1

November, 2018 Q42018 InvestorUpdate

Table of Contents

TOPIC	PAGES
The Latest News	
Key themes & topics	2-6
Corporate Update/Overview	7-11
Capital management discussion	12-18
Corporate Financials & Performance	19-25
Stock performance & total return	26-32
Segment-Specific Discussion	
Specialty P&C operating highlights	33-45
Specialty P&C strategic update	46-59
Workers' Compensation operating highlights	60-67
Workers' Compensation strategic update	68-71
Segregated Portfolio Cell Reinsurance Operating highlights	72-77
Segregated Portfolio Cell Reinsurance strategic update	78-82
Lloyd's Operating highlights	83-85
Lloyd's strategic update	86-89

TOPIC	PAGES
Investments	
Overall strategy review	90-94
Investment performance vs indexes	95
Detailed breakdown of investments	96-100
Tax Credits Detail and Projections	101
Supplemental Data	
Segment Financial Highlights Recast for the Effect of the Segregated Portfolio Cell Segment	102-110
Safe Harbor Statements	111

ProAssurance Investor Briefing, November 2018

1

 KeyThemesand TopicsofImportance September 2018

Positives in a Challenging Market During Q3 2018 Continued Profitability  Non-GAPP Operating Income: $22.4 million  Non-GAPP Operating Earnings: $0.42 per share Premium Growth in all Operating Segments vs Q3 2017  Worker’s Compensation up 9.8%  Segregated Portfolio Cell Reinsurance up 3.0%  Specialty P&C segment up 0.8%  Lloyd’s Syndicates up 25.8% Pricing Momentum Continues Despite Competitive Pressures vs Q3 2017  HCPL: Facilities up 7%, Physicians up 5%  Workers’ Comp: Traditional up 1%, Alternative Market up 1% High Renewal Retention Solid New Business Growth Investments Performing Well ProAssurance Investor Briefing, November 2018 3

Confronting the Challenges Ahead Profitable growth  Increasing market discipline allows us to add new HCPL business at higher rates  Specialization is profitable markets and businesses provides an avenue for growth in Workers’ Compensation Maintaining caution as loss trends worsen in HCPL  Trends are not yet evident in our paid losses, but prompted by the general industry outlook  Increasing current accident year loss picks to protect insureds, investors and our balance sheet for the long-term Taking steps to improve returns in our Lloyd’s Syndicates segment  Improving profitability through expense management and ongoing changes in the business written by the Syndicates Balancing competing capital needs  Emerging business opportunities could allow us to deploy capital profitably in the markets  Developing loss trends could require us to hold more capital ProAssurance Investor Briefing, November 2018 4

The Current State of the Markets We Serve Healthcare Professional Liability:  Signs of increasing severity and greater scrutiny from regulators and rating agencies should bring rationality back to the market • Likely to provide new growth opportunities as weakness among smaller, less capable/experienced competitors produces a flight to quality • Demonstrated value to our insureds and distribution partners Workers’ Compensation:  Expending economy and specialization fueling business gains and offsetting business lost to price competition  The successful Great Falls transaction is generating new business in New England alongside solid renewal retention  Eastern Specialty Risk expansion Lloyd’s Syndicate:  Volcano and storms losses expected to produce a pre-tax loss of $3.2 million in the upcoming quarter  The value creation thesis remains intact and fits our long-term vision for expansion and profitable operations although we recognize and are addresses expense and profitability concerns ProAssurance Investor Briefing, November 2018 5

Key Themes Long Term Success Consistent & disciplined focus on profitability Demonstrated track record of value creation for shareholders World class knowledge & expertise Superior brand identity and reputation in the market Broad range of coverages address every significant need in our target markets Strong claims advocacy continues to differentiate Proven Strategy Successfully adapting to serve evolving risks through new distribution partners Coverages that span the broad spectrum of healthcare and related risks Dedicated to creating future value Forward Thinking ProAssurance Investor Briefing, November 2018 6

 CorporateUpdate September 2018

ProAssurance Corporate Profile

- Healthcare-centric specialty insurance writer
  - Healthcare Professional Liability (HCPL)
    - Only public company writing predominantly HCPL
  - Life sciences and medical device liability
  - Workers' compensation
  - Legal professional liability
  - Alternative risk transfer (ART)
- Market Cap: **$2.39 billion**
- Shareholders' Equity: $1.6 billion
- Total Assets: $4.6 billion
- Claims-Paying Ratings
  - A. M. Best: "A+" (Superior)
  - Fitch: "A" (Strong)
- 40 locations in three countries
  - 1,007 employees
- Writing in 50 states & DC
- Emerging international business

All data except Market Cap as of 9/30/18. Market Cap as of 10/30/18.

Business Unit	Principal Offices	Employees	Lines of Business
HCPL	18	458	Healthcare Professional Liability
PRA Corporate	1	115	Corporate functions (Accounting, Legal, etc.)
PICA	1	94	Professional Liability for Podiatry & Chiropractic
Eastern	7	274	Workers' Compensation Captive Facilities (all lines)
Medmarc	2	63	Products Liability Legal Professional Liability
PRA Risk Solutions	1	3	Alternative Risk Transfer



Lloyds
Underwriting Offices
Claims Offices
Claims/Underwriting Offices
Corporate Headquarters
Cayman Islands

ProAssurance Investor Briefing, November 2018 8

Premiums, Policyholders & Distribution YTD 2018 Specialty P&C: 61.2% Ancillary Healthcare 3% Ancillary Healthcare 9% Physicians & Dentists 42% Physicians & Dentists 61% Life Sciences/ Medical Tech 4% Life Sciences/Medical Tech 2% Other <1% Hospitals & Facilities 8% Hospitals & Facilities 2% Lloyd’s 8% Workers' Compensation 21.5% Attorneys 3% Attorneys 8% Workers' Compensation 14% Segregated Portfolio Cells Reinsurance 9% Retroactive 2% Segregated Portfolio Cells Reinsurance 4% Premium Allocated by Line Does Not Reflect Inter-Segment Eliminations Subject to Rounding Agent/Broker 77% 100% 100% 100% All Data as of 9/30/2018 ProAssurance Investor Briefing, November 2018 9 Direct23%------Our Distribution Sources HCPL LPL Life Sciences Workers’ Comp YTD 2018 Gross Premium: $745.6 mln YTD Policyholder Count: ~75,428

ProAssurance Brand Profile Liability ProAssurance Investor Briefing, November 2018 10 Legal Professional Medical Technology & Life Sciences Products Liability Alternative Risk Transfer Healthcare Professional Liability Workers’ Comp Specialty P&C

Discussion Capital Management September 2018

Key Updates: Capital Management ProAssurance Investor Briefing, November 2018 13 Preserves the flexibility to pursue business opportunities and potential transactions that may emerge Underscores our commitment to effective capital management Dividends declared in 2017 returned $317 million of capital to shareholders Dividends declared in 2016 also returned $317 million of capital to shareholders Regular quarterly dividends of $0.31/per common share Special dividend of $4.69/per common share paid on January 10, 2018. Following an identical special dividend paid in January 2017.

Superb Track Record of Capital Management 25% increase in Shareholders Equity  To $1.6 billion from $1.3 billion $2.0 billion returned to shareholders through share repurchase and dividends since 2007  Share repurchase balances share price vs. book value/share  $110 mln authorized for buybacks at 9/30/2018  Regular quarterly dividend is $0.31/share $754 million deployed in transformative strategic acquisitions ProAssurance Investor Briefing, November 2018 14 At 9/30/18 | $ in 000’s Year Dividends Declared Share Repurchase Strategic Acquisitions Total Special Regular 2007̶̶ $54,201 ̶ $54,201 2008̶̶ 87,561 ̶ 87,561 2009̶̶ 52,045 $137,800 189,845 2010̶̶ 106,347 233,000 339,347 2011̶$15,269 21,013 ̶ 36,282 2012$ 154,05538,411 ̶ 24,000 216,466 2013̶64,777 32,454 153,700 250,931 2014150,68569,779 222,360 205,244 648,068 201553,01366,843 169,793 ̶ 289,649 2016249,18865,841 2,106 ̶ 317,135 2017250,72066,170 ̶ ̶ 316,890 2018̶50,868 ̶ ̶ 50,868 $ 857,661$ 437,958$ 747,880$ 753,744$ 2,797,243 $2,043,499 Current Management Team’s Tenure Began Q2 2007

Capital and Liquidity Decisions

ProAssurance.

Starting Point

Capital	&	Liquidity
Required capital for operating subsidiaries	&	Accepted operating expenses

Add

Capital	&	Liquidity
Potential opportunities for organic growth and strategic M&A	&	Amounts needed for quarterly dividends and debt service

- All decisions must recognize that we hold significant capital at the subsidiary level to maintain operating company ratings and satisfy regulatory requirements.
- Dividends from subsidiaries to the holding company are our primary source of liquidity and are paid as allowed given rating and regulatory constraints.

Options for deploying remaining capital → **Recurring regular dividend** → **Share repurchase at prices with a reasonable payback period** → **Special dividend**

Decreasing tax efficiency →

ProAssurance Investor Briefing, November 2018 15

Key Source of Capital: Subsidiary Dividends to Corporate Subsidiary dividends are our primary source of liquidity Subsidiary capital requirements play a major role Ordinary Extraordinary $360 YTD 18 2017 2016 2015 2014 ProAssurance Investor Briefing, November 2018 16 Extraordinary dividends require regulatory approval $178 $200 $294$311$285 $162 $150 $56 $229 $48 $160 $149 $144 $130 Ordinary dividends are permitted without regulatory approval Amounts and criteria vary by domiciliary state Subsidiary Dividend History (in Millions) 2018 ORDINARY Dividend Capacity $137 Million

Capital Management Priorities ProAssurance Investor Briefing, November 2018 17 Conceptual Model of Projected A. M. Best BCAR Scores if “A+” Rating Threshold Increase Premium Reduce Surplus Excess Capital vs. Excess Capacity The manner in which capital is used has an effect on financial ratings

Capital Growth: 2009‒Q3 2018 * Equity shown in millions; all other data shown in thousands ProAssurance Investor Briefing, November 2018 18 2009201020112012 20132014201520162017Q3 2018 Beginning Equity*$1,424 $1,705 $1,856 $2,164 $2,271 $2,394 $2,158 $1,958 $1,799 $1,595 Cumulative-effect adjustments̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ $149 $8,334 Stock Issued̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ Employee Stock Transactions$7,205 $6,147 $6,167 $7,780 $9,261 $11,246 $8,221 $12,857 $8,058 $1,561 Earnings$ 222,026 $ 231,598 $ 287,096 $ 275,470 $ 297,523 $ 196,565 $ 116,197 $ 151,081 $ 107,264 $ 71,507 Dividends̶ ̶ $ (15,269) $ (192,466) $ (64,777) $ (220,464) $ (119,866) $ (315,028) $ (316,890) $ (50,868) Treasury Stock$ (46,884) $ (106,347) $ (20,317) ̶ $ (32,054) $ (222,360) $ (169,793) $(2,106) ̶ ̶ Unrealized G/L$98,663 $19,870 $50,913 $15,343 $ (85,719) $(1,457) $ (34,349) $(6,456) $(2,488) $ (38,434) Total Equity*$1,705 $1,856 $2,164 $2,271 $2,394 $2,158 $1,958 $1,799 $1,595 $1,587

Performance Financial/Operating September 2018

Income Statement Highlights (9/30/18) In millions, except per share data ProAssurance Investor Briefing, November 2018 20 Three Months Ended Nine Months Ended September 30 2018 2017 2018 2017 Gross Premiums Written $ 259.7 $ 245.5 $ 745.6 $ 683.1 Net Investment Result $28.5 $27.9 $79.9 $78.1 Total Revenues $ 249.3 $ 228.5 $ 706.5 $ 657.0 Net Losses and LAE $ 147.6 $ 129.4 $ 439.1 $ 364.1 Underwriting, Policy Acquisition & Operating Expenses $61.8 $57.1 $ 178.8 $ 172.1 Net Income (Includes Realized Investment Gains & Losses) $31.2 $28.9 $71.5 $89.9 Non-GAAP Operating Income $22.4 $24.3 $69.9 $79.0 Non-GAAP Operating Income per Diluted Share $0.42 $0.45 $1.30 $1.47 Strong results from a focused strategy

Disciplined Approach to Reserves Recognizing loss trends as they appear No change in reserving philosophy or process $326 $272 $223 $182 $161 $144 $134 $67* 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 HCPL Predominating 2004—2018 $ in millions *Subject to rounding ProAssurance Investor Briefing, November 2018 21 Q4 Q3 Q2 $207 Q1$185 $138 $108 $104 $105 $43$33 $30 $36$38 $17$23$31$37 $20$19$25 $184 $234 $52 $50 $40 $114 $50 $60 $48 $82 $49 $39 $53 $49 $43 $42 $48 $56 $36 $35 $34 $49 $29 $37 $29 $44 $32 $29 $29 $22 $23 $23 15-Year Reserve Development History by Quarter by Year

Inside ProAssurance’s Income Statement (9/30/18) Other 2.7% Net Realized Investment Gains 9.6% 0.4% Provision for Income Taxes -0.6% Revenues: $706.5 mln Expenses: $639 mln Tax Benefit: $3.9 mln Net Income: $71.5 mln 09/30/18 Subject to Rounding ProAssurance Investor Briefing, November 2018 22 Net Investment Income Net Income 10.1% Underwriting, Policy Acquisitions, Operating, SPC Dividend, and Interest Expenses 28.4% Net Premiums Earned 87.3% Net Losses and Loss Adjustment Expenses 62.1%

Ceded Premiums Written *(YTD 9/30/18)*

ProAssurance

	Specialty P&C						Workers' Compensation Insurance [1]		Segregated Portfolio Cell Reinsurance		Lloyd's [3]	
	HCPL[2] including Podiatry		Products		Lawyers							
	9/30/18	9/30/17	9/30/18	9/30/17	9/30/18	9/30/17	9/30/18	9/30/17	9/30/18	9/30/17	9/30/18	9/30/17
Gross written premium	$ 407.6	$ 381.5	$ 27.1	$ 25.6	$ 21.4	$ 21.0	$ 228.3	$ 203.7	$ 68.3	$ 61.5	$ 62.9	$ 57.0
Ceded premiums	50.2	54.0	9.3	9.0	2.1	1.8	77.7	69.6	7.5	6.9	16.6	12.4
Net written premium	357.4	327.5	17.8	16.6	19.3	19.2	150.6	134.1	60.8	54.6	46.3	44.6
Ceded Premium Components												
Primary reinsurance arrangement, current accident year	17.2	16.4	9.3	9.0	2.1	0.4	9.5	6.9	7.5	6.9	—	—
All other reinsurance arrangements	36.9	42.1	—	—	—	1.3	67.5	63.6	—	—	16.6	12.4
Ceded premiums, current accident year	54.1	58.5	9.3	9.0	2.1	1.8	77.0	70.6	7.5	6.9	16.6	12.4
Reduction in premiums owed under reinsurance agreements	(3.9)	(4.5)	—	—	—	—	0.7	(1.0)	—	—	—	—
Total ceded premiums	$ 50.2	$ 54.0	$ 9.3	$ 9.0	$ 2.1	$ 1.8	$ 77.7	$ 69.6	$ 7.5	$ 6.9	$ 16.6	$ 5.7
Ceded premiums ratio, current accident year	13.3%	15.3%	34.3%	35.3%	9.6%	8.4%	33.7%	34.6 %	11.0%	11.2%	26.4%	21.8%

Subject to rounding

(1) All other reinsurance arrangements primarily represent alternative market business ceded under a 100% quota share reinsurance agreement, net of a ceding commission, to SPCs in our Segregated Portfolio Cell Reinsurance segment.

(2) All other reinsurance arrangements includes alternative market premium, net of reinsurance, which all or a portion of the premium is ceded to certain SPCs in our Segregated Portfolio Cell Reinsurance segment.

(3) All Lloyd's reinsurance premium is shown in the "all other reinsurance arrangements" line.

ProAssurance Investor Briefing, November 2018 23

Balance Sheet Highlights Extensive capital management activities since 2013 have reduced book vale per share while increasing shareholder return 2014 – 2018 $1.4 bln Returned to Shareholders Through Dividends and Share Repurchase Shareholders’ Equity: 25% Increase (2007-Q3 2018) $2.39 $2.27 $2.16 $2.16 $1.96 $1.86 $1.80 $1.70 $1.59 $1.59 $1.42 $1.26 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q3 2018 In billions, except Book Value per share ProAssurance Investor Briefing, November 2018 24 Sept 30, 2018 2017 2016 2015 2014 Shareholders’ Equity $1.6 $1.6$1.8$2.0$2.2 Total Investments $3.4 $3.7$3.9$3.7$4.0 Total Assets $4.7 $4.9$5.1$4.9$5.2 Total Policy Liabilities $2.6 $2.5$2.4$2.4$2.4 Book Value per Share $29.60 $29.83$33.78$36.88$38.17 Maintaining the financial strength required to keep our insurance promise while continuing to create value for our shareholders

Inside ProAssurance’s Balance Sheet: (9/30/18) Other Equity -1.1% Assets: $4.7 bln Liabilities: $3.1 bln Equity: $1.6 bln 09/30/18 Subject to Rounding ProAssurance Investor Briefing, November 2018 25 Other Assets 4.6% Unearned Premiums 9.6% Goodwill & Intangible Assets 6.2% Reinsurance Payable & Other Liabilities 11.2% Insurance Receivables 14.6% Loss Reserves 45.1% Cash & Investments 74.6% Retained Earnings 35.2%

ROE Shareholder Return& September 2018

Book Value per Share History to September 30, 2018 $36.88 $36.85 $35.42 $33.34 $32.66 $31.17 $31.93 $30.17 $34.67 $29.37 Book Value per Share $26.58 $30.98 $26.30 $29.80 Tangible Book Value per Share excl. Unrealized Gains / Losses $25.29 $21.35 $23.95 $23.13 $20.80 Tangible Book Value per Share $20.26 12/31/08 12/31/11 12/31/14 9/30/2018 $51.67 $52.92 $47.41 $43.56 BV + Dividends Book Value $38.17 $36.85 $33.78 $8.01 $6.96 $4.28 $5.79 $3.14 $1.84 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 ProAssurance Investor Briefing, November 2018 27 Cumulative: 2,776% / CAGR: 13.4%$35.67 $26.30 $19.35 $12.30 $9.39 $29.60 Initial dividend declared in Q4 2011 Growth in Book Value + Dividends Since Inception (Sep 1991) 2016 and 2017 Each Includes $4.69/share Special Dividend $24. 04 $39. $35. 13 64 $31.63 $38.17 $30.7 2 $27.9 $33.78 $28.24 1 $24.34 $24.06 $24. 25

Corporate Segment Financial Highlights (9/30/18) In millions ProAssurance Investor Briefing, November 2018 28 Three Months Ended Nine Months Ended September 30 2018 2017 2018 2017 Net investment income $ 22.1 $ 23.0 $ 64.2 $ 67.7 Equity in earnings (loss) of unconsolidated subsidiaries $5.2 $4.2 $ 12.2 $8.5 Net realized investment gains (losses) $ 11.1 $6.8 $2.6 $ 16.0 Operating expenses $5.1 $5.0 $ 15.4 $ 21.1 Interest expense $3.6 $4.1 $ 11.3 $ 12.4 Income tax (benefit) / expense $0.2 $6.0 $ (3.6) $5.0 Segment operating result $ 30.3 $ 19.9 $ 58.7 $ 55.7

ProAssurance Leverage Update Premiums Equity Premiums to Surplus Debt Capital Debt to Capital $ in billions $ in billions $2.4 $2.4 $1.6 $1.6 $0.8 $0.8 0.5 9% 5% 0.3 0.3 0.2 0.3 0.2 $-$- 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q3 2018 2009 2010 2011 2012 2013 2014 2015 2016 2017Q3 2018* $289 million debt at 9/30/18  $250.0 million 10-year notes due 11/15/2023  5.30% Coupon  $39 million in office building mortgages  $250 million revolving credit facility  No current borrowings Moving closer to our minimum target of 0.75:1 Committed to enhancing shareholder value through effective capital management  Retaining capital needed for an eventual market turn and M&A *2018 Premiums are YTD at 9/30/18 (less LPT) annualized + LPT ProAssurance Investor Briefing, November 2018 29 0.5 0.40.5 0.4 2 20% 21% 16% 15% 10% % 3%3% Ten-Year Debt to Capital Ten-Year Premiums to Equity Operating Leverage Financial Leverage

Return on Equity & Future Goals ROE target is seven points above the ten-year Treasury rate (risk-free rate) Ten year treasury rate was 3.15% at 10/30/18*, implying a revised ROE Target of approximately Prior long-term return target of 12%-14% is 10.0% unrealistic in the current interest rate environment Each line of business retains a pricing target of 13% ROE on allocated capital *https://www.treasury.gov/resource-center/data-chart-center/interest-rates/Pages/TextView.aspx?data=yield ProAssurance Investor Briefing, November 2018 30 2017 Return on Equity: 6.3% YTD 2018 Return on Equity: 6.0%

Strong Operational Results / Long-Term Profitability Combined ratio average 2009-2017: 75.2% Operating ratio average 2009-2017: 53.8% Combined Ratio Operating Ratio 100.2% 95.4% 89.2% 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q3 2018 ProAssurance Investor Briefing, November 2018 31 90.5%91.4% 82.1%82.4% 77.8% 69.1%68.0%70.6% 57.3% 52.5% 46.1% 38.8%39.8% 32.6% 27.6% 74.8% 64.2% Combined Ratio and Operating Ratio History

Total Return and Stock Price Total Return 3270% Since Inception (Sep 1991) 2546% 13% Ten Year (10/31/08 – 10/31/18) 171% 10% 2012% Five Year (10/31/13 – 10/31/18) 37% 7% 1484% YTD 2018 -21% 884% 236% 160% 91 93 95 96 98 00 01 03 05 06 08 10 11 13 15 16 18 $57.15 Stock Price $57.05 Since Inception (Sep 1991) 1580% 11% Ten Year (10/31/08 – 10/31/18) 72% 6% Five Year (10/31/13 – 10/31/18) -4% 1% YTD 2018 -23% $24.32 $4.77 $2.62 91 93 95 96 98 00 01 03 05 06 08 10 11 13 15 16 18 Reflects all stock splits and includes all dividends in the year declared. Source: SNL ProAssurance Investor Briefing, November 2018 32 $48.48 10/31/18: $43.92 $39.91 $27.46 $26.86 $15.74$16.08 $8.79 $6.59 Scorecard at 10/31/18 Price Change CAGR 2987% 10/31/18: 2546% 983%959% 521%534% 52%88% Scorecard at 10/31/18 Total Return CAGR

 SegmentHighlights Specialty P & C, November 2018

Specialty P&C Financial Highlights (9/30/18) millions8, 7ex.c8e%pt ratios ProAssurance Investor Briefing, November 2018 34 Current Accident Year Net Loss Ratio 93.4% 87.9% 91.9% 88.8% Effect of Prior Accident Year Reserve Development (12.0%) (25.7%) (14.5%) (24.3%) Net Loss Ratio 81.4% 62.2% 77.4% 64.5% Underwriting Expense Ratio 23.1% 22.9% 22.2% 23.3% Combined Ratio 104.5% 85.1% 99.6%In Three Months Ended Nine Months Ended September 30 2018 2017 2018 2017 Gross Premiums Written $ 167.6 $166.3 $ 456.1 $428.0 Net Premiums Earned $ 120.8 $117.3 $ 378.4 $337.3 Total Revenues $ 122.2 $118.6 $ 382.3 $341.2 Net Losses & Loss Adjustment Expenses $98.4 $72.9 $ 292.7 $217.5 Underwriting, Policy Acquisition & Operating Expenses $27.9 $26.8 $83.8 $78.6 Segregated Portfolio Cell Dividend (Income)/Expense $- $- $- $5.2 Segment Operating Result $(4.1) $18.8 $5.7 $39.9

New Market Conditions Emerging Greater uncertainty in the market creates an environment where ProAssurance outperforms due to superior financial strength and operational expertise Perceived trends have led two commercial carriers to exit all or part of their healthcare professional liability business Downgrades from A. M. Best on two smaller mutual companies signal growing concern over financial strength after years of 100+ combined ratios At least one larger mutual is already on a negative watch With severity a growing concern, smaller companies may have to make a choice between maintaining ratings or maintaining market share ProAssurance has achieved consistently higher pricing and the market changes strong retention as Data Source: TransRe ProAssurance Investor Briefing, November 2018 35

New Market Conditions Emerging Unmistakable trend to higher severity evident in the broader industry  Not evident in average ProAssurance paid losses  Prompting greater conservatism in ProAssurance reserves on larger risks where deeper pockets may have been created by consolidation  Greater conservatism also translates into higher current year loss picks 2017 Verdicts at or Above $25 Million Matched the Levels of the Last Crisis 2017 Verdicts at or Above $10 Million Were The Second Highest This Century 37 36 27 26 13 13 11 11 11 7 6 5 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 Higher severity has invariably led to higher frequency which contributes to a cycle turn in healthcare professional liability Data Source: TransRe ProAssurance Investor Briefing, November 2018 36 988 5 879 3 6 3433 3031 2323 2020 21 28 2929 20

Q3 2018 Specialty P&C Gross Written Premium Q3 2018 Q3 2017 Physician 12-mo Physician 24-mo $20.2 $121.2 $115.6 $4.9 $8.1 $6.0 Q3 2018 Q3 2017 Healthcare facilities Other healthcare providers Legal professionals Tail & other professional liability Medical Technology $ in millions Total Gross Written Premiums increased $1.4 million (or 0.8%) Q-o-Q from $166.3M to $167.6M New business of $16.8 million. Physician new business: $6.2 million Facilities increased due to new business of $8.9 million and timing differences Overall pricing increased Q-o-Q. Within the third quarter of 2018, healthcare facilities increased by 7%, Physicians by 5%, other healthcare providers by 4%, Medical technology by 4%, and legal professionals by 4%. Medical technology increased due to new business of approximately $600,000 and higher premium rates on certain renewal business ProAssurance Investor Briefing, November 2018 37 $8.2 $113.0 $110.7 $11.2 $10.0 $9.8$9.6$9.1 $6.8 $6.4

YTD 2018 Specialty P&C Gross Written Premium $ in millions 2018 YTD 2017 YTD Physician 12-mo Physician 24-mo $301.7 $49.3 $292.2 $36.8 $26.9 $25.8 $25.4 $25.4 $20.8 YTD 2018 YTD 2017 Healthcare facilities Other healthcare providers Legal professionals Tail & other, Retroactive Medical Technology professional liability Coverage Total Gross Written Premiums were $456.1 mil—increase of $28.1M (or 6.6%) Y-o-Y. Primarily driven by the Loss Portfolio Transfer (LPT) in Q2, 2018. Physician slight decrease is primarily due to decrease in twenty-four month policies. Retention: 90%. Physician new business: $14.9 million Facilities increase is primarily due to new business of $13.2 million. Retention: 86%. Legal professionals increase is primarily due to new business of $2.4 million. Retention: 85%. Medical technology premium increased primarily due to new business of $2.4 million, and increases in premium charged on certain renewed policies due to an increase in sales volume. Retention: 90%. ProAssurance Investor Briefing, November 2018 38 $23.7 $17.7 $278.0 $274.5 $21.2$22.0 $17.9 $18.7 $0.0

Strong Retention Despite Competition Retention gains are holding Continued underwriting vigilance is being used today to ensure future success  Market share is important, but NOT as important as profitability Premium Retention – Physicians 92% 91% 90% 90% 90% 90% 90% 90% 89% 89% 89% 89% 89% 88% 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD 18 Q4 17 Q1 18 Q2 18 Q3 18 ProAssurance Investor Briefing, November 2018 39 Trailing Four Quarters’ Year-over-Year Premium Retention – Physicians

Physician Liability Pricing Trend Current accident year loss ratio adjustments typically have been minor—in either direction Minimal changes on renewed business 150% 110% 70% 30% -10% 2018 PICA excluded to facilitate accurate comparisons over time | September 30, 2018 ProAssurance Investor Briefing, November 2018 40 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q3 Annual 23% 28% 28% 19% 11% 3% -2% -6% -4% -2% -2% 0% -1% 0% 0% 0% 1% 3% Cumulative 23% 57% 101% 139% 165% 173% 168% 152% 142% 137% 132% 132% 130% 131% 131% 131% 132% 135% MD/DO Charged Rate History

Key State Rate Comparison $175,000 $150,000 $125,000 $100,000 $75,000 $50,000 $25,000 $0 Family Practice (No Surgery) Anesthesiology Plastic Surgery General Surgery Orthopedic Surgery w/Spine Obstetrics Annual Premium for a $1M / $3M Policy Filed or Approved at 1/01/17 ProAssurance Investor Briefing, November 2018 41 Birmingham Indianapolis Denver Louisville Dallas St Louis Cleveland New York, NY Washington Miami Detroit Chicago $7,484 $8,461 $11,100 $12,066 $13,595 $17,960 $22,455 $23,216 $24,010 $24,480 $28,263 $40,865 17,422 13,076 14,948 21,042 15,226 20,087 32,668 $31,703 30,402 30,422 28,263 50,621 26,774 30,216 29,057 40,118 27,556 51,996 63,309 $68,481 83,672 54,189 83,268 118,909 30,515 34,769 36,752 45,728 39,952 60,505 73,523 $85,456 73,018 83,898 108,020 118,909 37,997 39,899 41,883 45,728 49,477 64,759 83,736 $91,114 99,652 83,898 97,019 157,930 41,737 48,898 49,578 68,170 42,092 86,032 104,163 $113,747 147,595 119,549 108,020 177,441

Thorough Claims Defense Remains Important

- Strong defense still matters to individual physicians, even if they are in a hospital-owned practice or in a large group—it's their reputation on the line
- We leverage our financial strength to give our insureds the opportunity for an uncompromising defense of each claim
  - Differentiates our product
  - Provides long-term financial and marketing advantages
  - Retains business and deters future lawsuits
- Claims outcomes are now public in more than half of the states and will be increasingly important as consumers go online to do research to control more of their medical spending

Ten Year Average 2006-2015

ProAssurance: 76% No Paid Losses



Dropped or Dismissed 64%
Defense Verdict 12%
Settled/ADR/ Other 19%
Plaintiff Verdict 4%

Source: ProAssurance, as reported to PIAA

Industry: 73% No Paid Losses



Dropped or Dismissed 66%
Defense Verdict 7%
Plaintiff Verdict 1%
Settled/ADR/ Other 26%

Source: PIAA 2015 Claim Trend Analysis, ProAssurance Excluded

ProAssurance Investor Briefing, November 2018 42

The Bottom Line Benefits of Strong Defense Five-Year Average Loss Ratio (2013-2017) 66.7% 71.6% On average, 18 points better than the industry Adjustment Expenses Premium 2013 2014 2015 2016 2017 PRA Industry Source: 2013-2017, Statutory Basis, A.M. Best Aggregates & Averages ProAssurance Investor Briefing, November 2018 43 Incurred Losses as a Percentage of Premium Incurred Loss as a Percentage of TOTAL LOSS RATIO 53.5% 27.5% 31.9% 44.1% 21.6% 60.3% 34.6% 56.6% 36.3% 49.2% 35.0% 38.7% 27.3% 28.0% 32.1% 24.0% 21.6% 21.9% 10.7% ProAssurance vs. Industry subject to rounding ProAssurance Stand Alone Five-Year Average Loss Ratio (2013-2017 / Calendar Year) Our ability and willingness to defend claims allows us to achieve better results

ProAssurance Outperforms in Insurance Overall P&C Overall HCPL PRA - MPL Only PRA - All Lines 106.5% 103.8% 101.4% 99.2% 100.6% 80.0% 76.6% 1991-2017 10-Year 2008-2017 5-Year 2013-2017 Source: A.M. Best Aggregates and Averages for Each Line of Business (1991-2017) ProAssurance Investor Briefing, November 2018 44 87.2% 88.3% 92.4% 70.7% 67.4% Average Combined Ratio

ProAssurance Outperforms in HCPL 2017 ProAssurance HCPL HCPL P&C 160% 140% Yr Avg 120% 100% 80% 2013-2017 101.9% 60% 40% 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 PRA HCPL Source: 1991-2016 A.M. Best Aggregates and Averages, Medical Malpractice Lines of Business. Policyholder Dividends Included. ProAssurance Investor Briefing, November 2018 45 Avg Since 1991-Inception 87.2% 107.1% PRA HCPL 10 2008-2017 67.4% 93.9% PRA HCPL 5 Yr Avg 76.6% Calendar Year Combined Ratio 1991 - 2017 ProAssurance consistently outperforms in a volatile line of business

Review SegmentStrategic Specialty P & C, November 2018

How Healthcare Costs Will Force Changes in Our Market

PROASSURANCE.

Healthcare

Cost control remains the *real* driver of change in the delivery of care

Care being pushed down to lower cost providers

Current spending levels are unsustainable

The Affordable Care Act is a sideshow that does not address rising costs

No perfect model for healthcare delivery has emerged

- The question is cost vs. care—we can deliver more care than we can afford
  - Restructuring is producing profound changes in healthcare
- The U.S. spends a almost 18% of GDP on healthcare and the percentage is increasing

US Healthcare Spending as a Percent of GDP, 1970-2016



18%
17%
16%
15%
14%
13%
12%
11%
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
1970
1975
1980
1985
1990
1995
2000
2005
2010
2015
17.9% of GDP in 2016
Expected to reach
~20% of GDP by 2025

http://data.worldbank.org/indicator/SH.XPD.TOTL.ZS

Source: Kaiser Family Foundation analysis of National Health Expenditure (NHE) data from Centers for Medicare and Medicaid Services. Office of the Actuary. National Health Statistics Group.

ProAssurance Investor Briefing, November 2018 47

Healthcare Insurance Premiums Are Skyrocketing 3x employer‐sponsored plan premiums adds frustration and further increases the pressure for federal intervention Average Annual Premiums for Single and Family Coverage: 1999 ‐ 2018 $19,616 3.4X Increase Since 1999 $17,545 Family Coverage $16,351 ngle Coverage $15,073 $12,106 $10,880 $9,068 $7,061 $6,896 3.1X Increase Since 1999 $6,690 $6,251 $5,791 $5,884 $5,429 $4,824 $4,479 $4,024 $3,383 $2,689 $2, 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017 Source: Kaiser Family Foundation 2018 Employee Health benefits Study ProAssurance Investor Briefing, November 2018 48 growth in Si $18,764 $13,375 196

Healthcare Costs Will Force Changes in Our Market Per capita health spending has also grown substantially $10,348 in 2016 National Health Expenditures Per Capita More than 500% growth since 1970 after adjusting for inflation Constant 2016 Dollars Source: Kaiser Family Foundation analysis of National Health Expenditure (NHE) data from Centers for Medicare and Medicaid Services. Office of the Actuary. National Health Statistics Group. ProAssurance Investor Briefing, November 2018 49 National Healthcare Expenditures, US$ per capita 170-2016

We Are Approaching a Tipping Point $50,500 ProAssurance Investor Briefing, November 2018 50 4.9% Per U.S. Office of Actuary $25,800 $9,200 2002 2016 2030 Median Compensation (Wages + Health Benefits)$68,600 $105,800 $149,000 Health Spending as a Percentage of Compensation13.4% 24.4% 33.9% Average Annual Healthcare Spending per Working Household Includes Out-of-Pocket Expenses and Insurance Premiums

How Healthcare Costs Will Force Changes in Our Market Greater reliance on a value-based payment system  Providers shouldering more of the risk of costs • Drives the need for efficiency in order to optimize limited resources  Changing models of reimbursement Greater reliance on technology Increasing focus on efficiency to maximize care-per-spend Adapted from HBR: The Strategy that Will Fix Healthcare ProAssurance Investor Briefing, November 2018 51 Coordination of Care Physician/Specialty-Driven Patient Centric Provider Centric Payment for Value & Outcome (Value-Based Care) Payment for Volume (Fee-for-Service) OVERARCHING TRENDS Larger groups/systems will have more leverage with payers Financial pressures are eliminating small groups and solo practitioners Patients will be forced to make choices as they shoulder more costs

Strategy Update: Traditional Practices are Fading More physicians than ever are employees The fork in the road for traditional HCPL companies Their core markets are disappearing and they do not have The HCPL Industry Traditional practices are fading Excess capital is being used to try to maintain market share at the expense of a sustainable future the financial size and capability to insure large, complex risks more Small Group & Solo Practices 3% Employed Physicians Other Capital & geographic constraints challenge many small insurers Few companies are able to respond to new coverage demands from emerging delivery models 2008 2012 2014 2016 2018 Source: 2018 Physicians Foundation Survey of America’s Physicians, and prior editions ProAssurance Investor Briefing, November 2018 52 35% 62% 8% 13% 44% 53% 49% 35% 9% 58% 33% 20% 49% 31%

ProAssurance is Positioned to Succeed in HCPL

Emerging Issues in Healthcare

- Consolidation of providers into larger groups or within facilities/systems
- Evolution of new delivery systems to address cost pressures
- Multi-state expansion to achieve scale

Challenges for HCPL Insurers

- Broker-driven purchasing requires new approaches to the market
- Larger balance sheets required to respond to greater financial risk
- Multi-state risks require broad scope
- Evolving risk profiles require flexible coverage options and alternative markets presence

ProAssurance Responds with Strategies & Solutions

- Broker outreach and National Healthcare Team are driving higher submissions.
- Chosen by a large multi-state risk—single largest premium in PRA history (Q2 2016)
- 50-state capability in place since 2007
- Partnerships such as Certitude with Ascension Health ($131 million in DPW since inception)
- Alternative market expertise through Inova® captives, E&S capabilities and a dedicated risk retention group
- Sophisticated Work Comp solution creates a solid competitive advantage

ProAssurance Investor Briefing, November 2018 53

ProAssurance is Positioned to Succeed in HCPL ProAssurance has the right combination of geographic scope, broad experience, and financial strength for success in the new world of healthcare liability Bubble Size = 2016 Direct Premiums Written in millions Surplus billions MLMIC $673 $2.0 $1.5 $1.0 $175 rkshire Hathaway lty MPL Carriers Only $288 $288 Hospitals Insurance $189 $130 $0.5 C Dental & R MM-MD COPIC $155 MM-NC $0.0 0 $145 10 20 30 40 50 Active States NY Only -$0.5 SNL 2016 Statutory Data, >50% HCPL, Direct Written Premiums >$80 million ProAssurance Investor Briefing, November 2018 54 NY Only $392 Doctor’s Company Coverys $390 ProAssurance Size, Scope & Experience $453 Allied $ World 95 $865 elated ISMIEMCICMAG Mutual SVMIC MICA NORCAL $330Be Specia $110 MMIC $123$81 $149 OMSNI $93 Controlled Risk PRI Negative Surplus $288 Size & Scope of Top HCPL Writers

ProAssurance is Positioned to Succeed in HCPL Our long-term focus on financial strength is central to our overall strategy and success ProAssurance has always evolved ahead of the curve We have proven our ability to thrive across insurance cycles We have an unmatched combination of financial strength and deep experience We have built the platform that allows us to serve the broad spectrum of healthcare Prudently leveraging our success and experience with the addition of specialized expertise Broad capabilities to meet evolving demands Eastern, Medmarc, PICA & Mid-Continent Traditional HCPL companies deepen our capabilities ProAssurance Investor Briefing, November 2018 55

Strategy Update: Successes in the Evolving Market The Certitudetm program in partnership with Ascension Health  Shared risk through quota share participation by Ascension’s captive on first $1M  ~2,600 insured physicians  ~$27.5 mln inforce Certitude direct premium YTD (9/3/18)  Active in AL, CT, D.C., FL, IL, IN, KS, MI, MO, NY, OK, PA, SC, TN, TX, WI, and the Cayman Islands  $38.1 mln total direct premium from Ascension-related risks in 2018 YTD CAPAssurance  Partnered with California-based CAP-MPT  Risk sharing by CAP through variable quota share participation on first $1 mln  ~$6.9 mln of inforce premium, including three hospitals and various facilities (9/30/18) States with Active Certitude Programs Non-Certitude States where Ascension Health Ministries are based* States with Active CAPAssurance Policies *http://ascension.org/our-work/ascension-health/sites-of-care ProAssurance Investor Briefing, November 2018 56

Addressing a Wide Spectrum of Risk Appetites healthcare and workers’ to control their own professional and workers’ are already in place ProAssurance Investor Briefing, November 2018 57 Coordinated sales & marketing efforts target insureds in these classes for additional products and services Alternative Risk Captive insurance programs allow large, sophisticated compensation customers insurance programs Two joint healthcare compensation programs Eastern Re brings proven experience and expertise in establishing and operating captives through segregated cells Transitional Risk sharing/high deductible programs control cost and build “sticky” business Risk purchasing groups target specific specialties or program business Joint physician/hospital policies (ProControl®) address unique risk tolerance and claims expectations of each class of insured Traditional Policies Primarily agent-sold or direct Remains the majority of our business Proven performance supports discipline pricing

Emerging Strategic Opportunities conjunction with Pro-Praxis, an underwriting ProAssurance Investor Briefing, November 2018 58 ProAssurance Complex Medicine Program for larger entities with self-insured retentions allows us to participate in markets we have not previously addressed Proprietary analytics provides advanced underwriting & pricing capabilities in agency capitalized by Cooper Gay ProAssurance Risk Solutions sm Proven expertise to address complex risk financing challenges in both healthcare and workers’ compensation Run-off liabilities in M&A transactions Assumption of existing reserve liabilities for large organizations seeking to repurpose capital resources Specialized self-insurance plans Offers financial flexibility through more efficient securitization/collateralization of self-funded risks

Leveraging Existing Expertise in New Ways continuum development efforts are a natural fit ProAssurance Investor Briefing, November 2018 59 ProAssurance Mid-Continent Underwriters Focuses on ancillary healthcare market which is exploding as care is being pushed down to lower cost providers Medmarc Larger healthcare organizations present greater opportunities to insure activities focused on device and drug development Provides ProAssurance and our distribution partners with additional capabilities at the complex end of the healthcare delivery Increasing globalization of testing and with Lloyd’s Syndicate 1729 Syndicate 1729 at Lloyds Our 58% participation provides potential access to international medical professional liability opportunities Increases flexibility for ProAssurance when working with complex risks Primary and excess business can be written We expect to leverage Medmarc’s expertise in the future to underwrite international medical technology and life sciences risks

 SegmentHighlights Workers’ Compensation, November 2018

Workers’ Compensation Financial Highlights (9/30/18) In millions, except ratios ProAssurance Investor Briefing, November 2018 61 Current Accident Year Net Loss Ratio 70.7% 66.1% 68.0% 66.0% Effect of Prior Accident Year Reserve Development (5.9%) (0.9%) (3.1%) (1.0%) Net Loss Ratio 64.8% 65.2% 64.9% 65.0% Underwriting Expense Ratio 32.6% 33.5% 30.7% 31.8% Combined Ratio 97.4% 98.7% 95.6% 96.8% Three Months Ended Nine Months Ended September 30 2018 2017 2018 2017 Gross Premiums Written $65.7 $59.8 $ 228.3 $203.7 Net Premiums Earned $47.3 $41.5 $ 135.2 $122.2 Total Revenues $47.7 $42.1 $ 137.1 $124.0 Net Losses & Loss Adjustment Expenses $30.6 $27.1 $87.8 $79.5 Underwriting, Policy Acquisition & Operating Expenses $15.4 $13.9 $41.5 $38.9 Segment Operating Results $1.6 $1.1 $7.7 $5.5

Broad Workers’ Compensation Product Spectrum Guaranteed Cost Policies Cost Policyholder <1% Loss-Sensitive Dividend Plans Deductible Plans Retrospective Rating Plans Alternative Market Programs ParallelPay–“Pay as you Go” TPA Services  Claims Administration and Risk Management 10,952 active policies as of 9/30/2018 Guaranteed 76% EPLI Dividend Assumed11% 4% Retrospective Rating 4%Deductible Plans 5% ProAssurance Investor Briefing, November 2018 62 $160.1 mln Gross Written Premium YTD 2018 (+20.7 mil / % vs YTD 2017

Workers’ Compensation Business Profile & Overview Eastern Alliance Insurance Group Best-in-Class Claims, Risk Management and Underwriting Business Model Broad Product Spectrum 43 State/DC Licenses – Core Operations in 19 States Select Agency Partnerships  231 Contracts / 669 Locations Premium Distribution IN 9.4% 5.7% NC 4.2% DE 5.4% ME 4.1% GA 3.8% SC 3.5% PA 45.6% TN 2.8% NH 2.8% VA 2.5% Other 4.6% Eastern Re (Cayman) MS 2.2% LA 1.6% MI 1.8% Offices Licensed and actively seeking business Licensed, accepting ancillary “border” business 9/30/18 Subject to Rounding ProAssurance Investor Briefing, November 2018 63 Gulf South Region • Madison, MS • Nashville, TN • Austin, TX Southeast Region • Charlotte, NC • Richmond, VA Mid-Atlantic Region • Lancaster, PA • Wexford, PA Midwest Region • Indianapolis, IN • Grandville, MI New England Region • Auburn, ME

Diversified Book of Business Wide diversification by class code and market segment  10,952 active policies in Traditional Programs Over 600 class codes actively written in Traditional business • Traditional Business Banks 2% Hospitals 4% Physicians ntists Fast Food 2% Restaurants 4% / Outside Sales 4% Office 15% Auto Dealers 4% ProAssurance Investor Briefing, November 2018 64 Top 10 Classes of Business by Payroll Exposure as of September 30, 2018 Non-Healthcare Healthcare Related

Consistent Profitability in Workers' Comp GAAP GAAP (excluding fair value adjustments, intangible asset amortization, transaction-related and other one-time charges) 95.9% 96.0% 95.5% 96.0% 95.6%* 94.3% 93.7% 95.3%* 1% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD 18 *2018 YTD ratios include Workers’ Compensation Insurance segment only. ProAssurance Investor Briefing, November 2018 65 87.7% 79.1%80.2% 65.6% 91.8%93.0% 89.7% 92.7% 91.1% 89. Average 89% 2006-Q3 2018 Historical Combined Ratio

Eastern Outperforms in Workers’ Compensation Eastern Industry P&C 125% 115% Eastern WC 105% 104.4% 95% 85% 75% 2013-2017 65% 55% 969798 9900010203 040506070809 10 11121314151617 Eastern WC Source: 1996-2017 A.M. Best Aggregates and Averages, Workers’ Compensation. Policyholder Dividends Included. Data is inclusive of Segregated Portfolio Cell Reinsurance results as of 12/31/2017. ProAssurance Investor Briefing, November 2018 66 90.7% Eastern 5 Yr WC Avg 92.5% 97.4% 10 Yr Avg 2008-2017 90.1% '96-'17 Avg 106.1% Calendar Year Combined Ratio 1996 - 2017 Eastern consistently outperforms in a volatile line of business

Workers’ Comp Claim Closing Pattern: Traditional Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation No claims open from 2004 and earlier  70 net claims open from 2014 and prior 2017 2016 2015 2014 2013 2012 2011 2010 2009 2008 2007 2006 2005 2004 2003 2002 2001 17 Claims 0 150 300 450 600 750 900 1,050 1,200 9/30/2018 Accident Years ProAssurance Investor Briefing, November 2018 67 916 309 999 107 1,148 66 1,254 27 1,310 1,260 7 1,187 7 1,078 2 957 3 890 2 778 1 717 2Closed ClaimsOpen 590 2 687 0 573 0 590 0 536 0

Review SegmentStrategic Workers’ Compensation, November 2018

Strategy Update: How Eastern Differentiates to wellness ProAssurance Investor Briefing, November 2018 69 Dedicated to effective claims management and returning injured workers Disciplined individual account underwriting with focus on rate adequacy in rural territories Understands market dynamics and regulatory concerns  Use of local knowledge that has always differentiated ProAssurance

Opportunities Following Great Falls Transaction Eastern Alliance Insurance Group acquired the renewal rights to the workers’ compensation book of Great Falls Insurance Company Great Falls is headquartered in Auburn, Maine  Transaction adds Maine and New Hampshire to Eastern’s footprint  Sets the stage for expansion into other New England states Eastern also acquired all of Great Falls’ agency contracts  Many long-term relationships Management and employees are now part of Eastern forming the New England regional office  Fifth operating region within Eastern  Great Falls’ president is leading this new region Strong operational and cultural fit with Eastern Eastern Re (Cayman) ProAssurance Investor Briefing, November 2018 70 Gulf South Region • Madison, MS • Nashville, TN • Austin, TX Southeast Region • Charlotte, NC • Richmond, VA Mid-Atlantic Region • Lancaster, PA • Wexford, PA New England Region • Auburn, ME Midwest Region • Indianapolis, IN • Grandville, MI

Eastern Specialty Risk: Higher Risk But NOT High Risk Business Overview  Focusing on the next level of risk: higher hazard but not typical “high hazard” • Some classes previous written by Eastern in High Modification programs • $5.2 million in direct premiums in 2017—includes $4.6 million of new business › Loss trends are favorable  Initial submission quantity and quality are solid, largely construction-related and regional transportation risks  Business profile aligns with expected growth in payroll/premium in the US, especially in infrastructure-focused industries  Broad acceptance from existing agents that have deep relationships with Eastern • Many have one or two accounts with competitors and look to move those to Eastern with this option Expected Loss Profile  Loss are expected to be less frequent, but more severe, although mitigated by an excellent reinsurance structure  Full support of reinsurance partners • Retentions remain the same as in existing business • Deepens the reinsurance relationship by providing additional rate for new exposures  Loss profile means higher premiums and greater margins  Eastern will apply its innovative claims and risk management strategies to shorten the tail, reduce the incidence and severity of claims and enhance workplace safety ProAssurance Investor Briefing, November 2018 71 vember 2018 SegmentHighlights Segregated Portfolio Cell Reinsurance, No

Segregated Portfolio Cell Program Structure Fronting Arrangement Underwriting Claims Administration Risk Management Reinsurance Tax Audit Asset Management Individually-capitalized cells (companies) exist within the Inova Re structure. Services Agency Group or Association Establishes/Funds A Cell Assets of each are segregated from others Fee Income to ProAssurance Services + Cell Rental Expenses + Participates in profits/losses of carefully selected cells ProAssurance/Eastern participates in select cells ProAssurance Investor Briefing, November 2018 73 Inova Re

Segregated Portfolio Cell Reinsurance Financial Highlights (9/30/18) Current Accident Year Net Loss Ratio 64.8% 62.9% 66.0% 64.6% In millions, except ratios Effect of Prior Accident Year Reserve Development (19.7%) (11.0%) (15.2%) (12.7%) Net Loss Ratio 45.1% 51.9% 50.8% 51.9% Underwriting Expense Ratio 29.1% 30.0% 29.6% 30.1% Combined Ratio 74.2% 81.9% 80.4% 82.0% ProAssurance Investor Briefing, November 2018 74 Three Months Ended Nine Months Ended September 30 2018 2017 2018 2017 Gross Premiums Written $16.8 $16.3 $68.3 $61.5 Net Premiums Earned $19.0 $17.2 $54.2 $50.7 Net Investment Income $0.4 $0.3 $1.1 $0.7 Net Realized Gains (Losses) $1.4 $0.9 $0.5 $2.7 Net Losses & Loss Adjustment Expenses $8.6 $8.9 $27.6 $26.3 Underwriting, Policy Acquisition & Operating Expenses $5.5 $5.1 $16.1 $15.2 Segregated Portfolio Cell Dividend (Income)/Expense $(5.3) $(2.9) $(9.8) $ (8.9) Segment Operating Results $1.5 $1.5 $2.6 $3.7

Segregated Portfolio Cell Direct Written Premium Trends 19 year track record of growth and profitability 2017 DWP = $80.5 million Year-over-year growth of 6.1% $80,544 199920002001200220032004 2005200620072008200920102011201220132014201520162017 DPW in 000’s ProAssurance Investor Briefing, November 2018 75 $75,915 $70,631 $59,359 $51,125 $42,733 $38,157 $31,139 $25,786$27,032 $26,912 $17,257 $12,159 $5,082 $2,451 $28,512$29,113 $28,790 $847

Segregated Portfolio Cell Diversified Book of Business Wide diversification by class code and market segment  2,732 active policies in Segregated Portfolio Cell Market Programs Over 400 actively written in Segregated Portfolio Cell Programs • Alternative Restaurants 3% Auto Dealers 5% Markets Business Physicians & Dentists 7% Skilled Nursing Homes 5% Home Healthcare 3% Outside Sales 5% Social Rehab Facility 2% Retirement Community 3% Schools 10% Clerical / Office 15% ProAssurance Investor Briefing, November 2018 76 Non-Healthcare Healthcare Related Top 10 Classes of Business by Payroll Exposure as of September 30, 2018

Claim Closing Pattern: Segregated Portfolio Cells Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation No claims open from 2008 and earlier  34 net claims open from 2015 and prior 2017 2016 2015 2014 2013 2012 2011 2010 2009 2008 2007 2006 2005 2004 2003 2002 2001 Claims 0 100 200 300 400 500 600 700 9/30/2018 Accident Years ProAssurance Investor Briefing, November 2018 77 573 175 648 50 654 19 625 11 573 1 500 1 1 503 405 1 385 0 336 0 326 0 310 0Closed ClaimsOpen 422 0 407 0 267 0 175 0 103 0

Review vember 2018 SegmentStrategic Segregated Portfolio Cell Reinsurance, No

Strategy Update: How The SPC Segment Differentiates ProAssurance Investor Briefing, November 2018 79 Successfully driving new business opportunities for healthcare professional liability business Segregated cell company based in Cayman Strategic partnerships with select independent agencies that share philosophies on controlling workers’ compensation costs Value-added risk management services and claims/underwriting expertise cements brand loyalty Captive insurance solutions provided through Inova Re

How Segregated Portfolio Cells Benefit ProAssurance Alternative market solutions are in high demand Fast growing sector of the Property and Casualty marketplace Segregated Portfolio Cells are a high ROE product with significant retention Low capital requirement by not assuming risk Fee-based revenue diversifies earnings that are largely based on underwriting Jointly-owned SPC’s Inova brand launched in Q1 of 2014 Unique product offering for healthcare organizations differentiates Eastern & ProAssurance MPL / WC lines in a single SPC Leverage “mono-line” expertise for both With the uncertainty created by healthcare reform, it is more important than ever for healthcare organizations to manage “controllable” expenses Enhances agency partnerships Risk sharing (joint ownership) educates agents on principles of underwriting, management and claims administration risk ProAssurance Investor Briefing, November 2018 80

How Inova® Benefits Insureds Highly rated paper Stable Off-Shore Facility  Over 30 years in operation (since 1987)  Cayman Islands Monetary Authority regulation  Segregated portfolio cells statutorily protected from each other Multi-State Coverage “Fully-Bundled” Approach  No need for separate service agreements providers Access to ProAssurance / Eastern Reinsurance Markets  Reinsurance Program Protection “Turn-key” Operation  Provides simple and easy transition from start to finish  Minimal start-up capitalization  Flexible ownership Monthly and Annual Reporting Package  Detailed monthly reporting package  Quarterly actuarial reviews and financials Opportunities to Participate in Profit Dedicated Service Team  Account management, underwriting, claims, risk management, marketing, accounting, premium audit or ProAssurance Investor Briefing, November 2018 81

Advantages of the Cayman Cayman Domicile Second Largest captive domicile in the world Largest healthcare captive domicile in the world 90% of business from North America Healthcare captives represent 34 percent of all captives Medical professional liability is the largest primary line followed workers’ compensation $12.7 billion in premium written $59 billion in total assets under management CIMA: Cayman Islands Monetary Authority Strong regulatory structure SPC Legislation by ProAssurance Investor Briefing, November 2018 82

 SegmentHighlights Lloyds, November 2018

Lloyd’s Segment Financial Highlights (9/30/18) In millions, except ratios ProAssurance Investor Briefing, November 2018 84 Current Accident Year Net Loss Ratio 56.1% 124.6%62.7%91.0% Effect of Prior Accident Year Reserve Development (3.4)% 0.7%0.6%(1.3%) Net Loss Ratio 52.7% 125.3%63.3%89.7% Underwriting Expense Ratio 44.4% 41.2%48.5%43.6% Three Months Ended Nine Months Ended September 30 2018 2017 2018 2017 Gross Premiums Written $26.4 $21.0 $62.9 $57.0 Net Premiums Earned $19.0 $16.3 $49.0 $45.4 Total Revenues $20.1 $14.9 $51.2 $45.0 Net Losses & Loss Adjustment Expenses $10.0 $20.4 $31.0 $40.7 Underwriting, Policy Acquisition & Operating Expenses $8.4 $6.7 $23.7 $19.8 Operating Result $1.9 $(12.3) $(3.2) $(15.0)

Syndicates Business Detail† Lloyd’s Syndicate 1729 2018 Underwriting capacity: $172.0 million  ProAssurance’s 62% share is $106.9 million Syndicate 6131 2018 underwriting capacity: $10.4 million  ProAssurance is the 100% capital provider General Liability (US) 9% All Other Reinsurance (Mainly US) 13% Facility (US) 15% Catastrophe Reinsurance - XS of Loss (US) 12% Specialty (all other) 3% Catastrophe Reinsurance - XS of Loss (non US) <1% Casualty (US) 23% (Mainly US) 25% †For the trailing twelve months as of June 30, 2018 and reported September 30, 2018. $ in millions and based on exchange rates at 9/30/2018 ProAssurance Investor Briefing, November 2018 85 Property is primarily US Broad spread of risk

 SegmentHighlights &StrategicReview Lloyd’s, November 2018

Lloyd’s Strategy Review ProAssurance now provides 62% of capital to Syndicate 1729 (increased from 58% at 1/1/18) Small ownership interest in the underlying underwriting arm, Dale Underwriting Partners $200 million capital commitment is best viewed as an investment Early stage costs elevated but in-line with expectations Expenses leveling as operations mature Provides potential exposure to global professional liability opportunities Also relevant to Medmarc for medical technology and products liability as more testing and development moves offshore ProAssurance Investor Briefing, November 2018 87

Key Lloyd’s Opportunities Continuing success in international healthcare professional liability from the highly-experienced underwriting team that joined Syndicate 1729 in March 2016 Extensive experience in Canada, Australia, South America & Middle East Special Purpose Arrangement (SPA) within Syndicate 1729 began writing business in 2018 Syndicate 6131 Four experienced underwriters with established books of business prior to joining Planned premium is $22 million Business focus is contingency & specialty property ProAssurance Investor Briefing, November 2018 88

Syndicate 1729 Outlook for 2018 Little change in overall results expected for the next reported quarter Little or no exposure to Brexit and related issues Few UK risks written Improving market conditions Growth in a more profitable market More catastrophe risk, gross & net Addressed through additional reinsurance Remaining disciplined and focused on core products Trimming away lower margin business Maintaining vigilance on expenses ProAssurance Investor Briefing, November 2018 89

Strategy Holdings Investment andDetailed

2018 Investment Strategy Proactively managing allocations for better risk-adjusted returns Reduced municipals due to changes in tax rates Optimizing our allocation  Ensures non-correlation of returns Duration management remains paramount  We will not extend duration in search of incremental yield Historical capital management activities have reduced the size of the portfolio ProAssurance Investor Briefing, November 2018 91

ProAssurance Investment Profile Short Term (excluding cash) 6% Fixed-Trading 1% Fixed Income 64% Equities & Equity Substitutes 28% Asset Backed 20% Corporate 57% BOLI 2% Govt & Agency 8% State & Muni 14% MONTHS (Negotiated) LPs (Secondary Liquidity) 10% DAILY Cash Equities Bonds 83% 30-90 DAYS HFs/Privates 4% NOT LIQUID Average duration: 3.2 years Average tax-equivalent income yield: 3.4% Investment grade: 93% Weighted average: A+ Statutory Deposits 1% SIX MONTHS BOLI 2% 9/30/18 Full portfolio disclosure on our website: investor.proassurance.com/CustomPage/Index?KeyGenPage=305596 ProAssurance Investor Briefing, November 2018 92 Sources of Liquidity $3.4 Billion Overall Portfolio $2.2 Billion Fixed Income Portfolio (64% of Invested Assets)

YTD Net Investment Result (9/30/18) Excluding Capital Gains / (Losses) $ in thousands Net Investment Income 48,244 15,553 3,795 1,525 (4,910) 55,753 12,437 2,856 1,517 (4,907) (7,509) 3,116 939 8 (3) Fixed maturities Equities Short-term investments including Other BOLI Investment fees and expenses $ $ $ 64,207 67,656 (3,449) Net investment income $ $ $ Equity in Earnings (Loss) of Unconsolidated Subsidiaries All other investments, primarily investment fund LPs/LLCs Tax credit partnerships 31,396 22,590 8,806 $ $ $ (19,149) (14,101) (5,048) Equity in earnings (loss) $ 12,247 $ 8,489 $ 3,758 Net investment result $ 76,454 $ 76,145 $ 309 Fixed income is down due to ~17% lower average balances primarily due to sale of municipals Income yield is 3.3% (3.4% tax equivalent) for 2018 and 3.1% (3.5% tax equivalent) for 2017 Excludes Lloyd’s Syndicates investment income of $2.4M for 2018 and $1.2M for 2017, and Segregated Portfolio Cells Reinsurance income of $1.1 million for 2018 and $0.7 million for 2017. ProAssurance Investor Briefing, November 2018 93 9/30/20189/30/2017Change

YTD 2018 Change in Reported Investment Carrying Value 9/30/2018 ProAssurance Investor Briefing, November 2018 94 Asset Type Change in Estimated Value of Investments (millions) Short Term -$227.6 Investment Grade Bonds -$141.9 High Yield -$6.0 Bond Funds -$1.7 Fixed-Trading (Syndicate 1729) $32.7 Multi Asset/Equity $53.4 Real Estate -$4.6 Hedge Funds $2.1 BOLI $1.5 Private Equity -$11.2 Inflation Fund $1.4 Tax Credits -$14.6 Private Debt/Structured Credit $13.6 Total -$302.9

ProAssurance Recent Investment Performance As of September 30, 2018 Management reporting item which is ‘tax equivalent,’ unaudited, and non GIPS, may not equal 100% due to rounding ProAssurance Investor Briefing, November 2018 95 Contribution to Returns 2014-Q3 2018 / PRA vs Benchmarks 2018 2017 2016 2015 2014 % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark Core Fixed 65% 0.29% -0.06% 72% 2.33% 2.24% 72% 1.95% 1.32% 73% 1.86% 1.58% 72% 3.24% 3.04% Alternative Fixed 12% 0.21% 0.11% 11% 0.58% 0.46% 8% 0.93% 0.59% 6% -0.19% -0.14% 7% 0.25% 0.19% Tax Credits 3% 0.14% 0.12% 3% 0.09% 0.09% 4% 0.45% 0.45% 4% 0.56% 0.56% 4% 0.45% 0.45% Private Equity 4% 0.65% 0.40% 3% 0.59% 0.59% 3% 0.33% 0.33% 2% 0.07% 0.07% 1% 0.31% 0.31% Equity 9% 0.42% 0.40% 9% 0.96% 1.01% 9% 1.36% 1.13% 8% -0.15% -0.62% 9% 0.72% 0.85% Real Estate 1% 0.17% 0.07% 1% 0.07% 0.07% 1% 0.08% 0.09% 1% 0.09% 0.08% 1% 0.05% 0.04% Other 5% 0.08% 0.02% 1% 0.31% 0.25% 3% 0.03% 0.03% 6% -0.01% -0.01% 7% 0.00% 0.00% Total 1.95% 1.07% 4.95% 4.72% 5.13% 3.95% 2.23% 1.53% 5.02% 4.88% Total Portfolio Outperformance 0.88% 0.23% 1.18% 0.70% 0.14%

ProAssurance Portfolio Detail: Corporate (58% of Fixed Assets / 37% of Invested Assets) Industrials 9% Utilities & Energy 15% Basic Materials 2% Technology 4% Other 8% 39% Communications 6% Consumer Oriented 21% Weighted Average Rating: A-9/30/18 ProAssurance Investor Briefing, November 2018 96 Corporates: $1.2 Billion Top 20 Banks/Financials: $207 million in millions J. P. Morgan $20 Simon Properties $8 Citi $20 American Express $7 Goldman Sachs $19 Barclays $7 Bank of America $16 Huntington Bank $7 Wells Fargo $15 Bank of Montreal $6 Morgan Stanley $14 Key Banc $6 Doctor’s Co $12 Regions $6 PNC $11 NRUC $6 US Bank $8 Canadian Imperial $6 MUFJ Group $8 VISA $5

ProAssurance Portfolio Detail: Asset Backed Weighted Average Rating: “AAA” 9/30/18 ProAssurance Investor Briefing, November 2018 97 $419 Million (19% of Fixed Income / 12% of Invested Assets)

ProAssurance Portfolio Detail: Fixed-Trading Asset Backed Securities 2% Utilities 2% Technology 6% Consumer, Cyclical 8% Industrial 6% Consumer, Non-cyclical 2% Financial 30% Government 44% Represents securities held in Syndicate 1729 Weighted Average Rating: “AA” 9/30/18 ProAssurance Investor Briefing, November 2018 98 $33 Million (1% of Fixed Income / 1% of Invested Assets)

ProAssurance Portfolio Detail: Municipals Weighted Average Rating: AA 9/30/18 ProAssurance Investor Briefing, November 2018 99 Municipals: $310 Million (14% of Fixed Income / 9% Invested Assets) Top 10 Municipal Holdings in millions North Carolina State Capital Improvement $10 New York State Urban Development $10 New York, NY $9 Connecticut State Housing $7 Omaha Public Power $7 Utah State $7 Miami-Dade County Aviation $6 Iowa State University Student Loan $6 New York City Transitional $6 Texas State A&M University Rev $5

ProAssurance Portfolio: Equities & Other Hedge Funds 8% 14% BDC Stocks 4% Multi Asset Class Fund 5% Common Equities 24% Private Credit/Structured Credit 8% Real Estate LP 4% MLPs 4% Tax Credits 8% Bond Funds 10% Inflation Focused Bond Fund 6% Convertible Bonds 4% 9/30/18 Subject to Rounding ProAssurance Investor Briefing, November 2018 100 Equities & Other: $950 Million (28% of Invested Assets)

Combined Tax Credits Portfolio Detail & Projections Capital from Operations, Tax Provision Impact on Year (Source IRR & Impairment $ 8,701,852 $ (24,817,214) $ 27,549,158 $ (36,235,182) $ 11,417,968 2016 $ 4,404,737 $ (20,651,723) $ 23,133,259 $ (30,361,364) $ 9,709,641 2017 $ 151,992 $ (25,437,545) $ 21,527,585 $ (26,973,557) $ 1,536,013 2018 $ 150,596 $ (20,613,346) $ 18,304,095 $ (22,632,900) $ 2,019,554 2019 $ 136,251 $ (20,689,015) $ 17,476,574 $ (21,821,267) $ 1,132,251 2020 $ 120,658 $ (15,618,414) $ 13,294,107 $ (16,573,975) $ 955,561 2021 $ 311,047 $ (8,316,265) $ 4,806,959 $ (6,553,376) $ (1,762,890) 2022 $ 51,338 $ (3,323,989) $ 170,496 $ (868,534) $ (2,455,455) 2023 $ 51,338 $ (1,080,964) $ 29,471 $ (256,473) $ (824,491) 2024 $ 41,159 $ (150,287) $ 22,111 $ (53,670) $ (96,616) 2025 $ 25,734 $ (61,897) $ 3,054 $ (16,053) $ (45,844) 2026 $ - $ - $ 79 $ (79) $ 79 2027 $ - $ - $ - $ - $ - 2028 ProAssurance Investor Briefing, November 2018 101 $14,146,702$(140,760,659)$126,316,948$(162,346,430)$21,585,771 GAAP Income/(Loss)Total Credits ContributionsDispositionSchedule)after ImpairmentEarnings for the Segregated Segment Segment Financial HighlightsRecast Effect of the PortfolioCell

Corporate Segment Financial Highlights (3/31/18) In millions ProAssurance Investor Briefing, November 2018 103 Recast - Unaudited Three Months Ended March 31 2018 2017 Net investment income $ 20.9 $ 22.6 Equity in earnings (loss) of unconsolidated subsidiaries $1.6 $1.8 Net realized investment gains (losses) $ (12.0) $ 12.2 Operating expenses $4.7 $8.3 Interest expense $3.7 $4.1 Income tax (benefit) / expense $ (3.4) $(1.2) Segment operating result $6.6 $ 25.6

Corporate Segment Financial Highlights (6/30/18) In millions ProAssurance Investor Briefing, November 2018 104 Recast - Unaudited Three Months Ended Six Months Ended June 30 2018 2017 2018 2017 Net investment income $ 21.2 $ 22.0 $ 42.1 $ 44.6 Equity in earnings (loss) of unconsolidated subsidiaries $5.4 $2.5 $7.0 $4.3 Net realized investment gains (losses) $3.5 $(3.0) $ (8.5) $9.2 Operating expenses $5.6 $7.8 $ 10.3 $ 16.1 Interest expense $4.0 $4.1 $7.7 $8.3 Income tax (benefit) / expense $ (0.3) $0.2 $ (3.7) $(1.0) Segment operating result $ 21.9 $ 10.2 $ 28.4 $ 35.8

Specialty P&C Financial Highlights (3/31/18) In millions, except ratios ProAssurance Investor Briefing, November 2018 105 Current Accident Year Net Loss Ratio 90.6% 88.8% Effect of Prior Accident Year Reserve Development (17.9%) (22.6%) Net Loss Ratio 72.7% 66.2% Underwriting Expense Ratio 24.3% 23.0% Combined Ratio 97.0% 89.2% Recast - Unaudited Three Months Ended March 31 2018 2017 Gross Premiums Written $ 140.5 $136.9 Net Premiums Earned $ 114.9 $112.0 Total Revenues $ 116.2 $113.3 Net Losses & Loss Adjustment Expenses $83.5 $74.2 Underwriting, Policy Acquisition & Operating Expenses $28.0 $25.8 SPC Dividend Income (Expense) $0.0 $0.0 Segment Operating Result $4.7 $13.3

Specialty P&C Financial Highlights (6/30/18) In millions, except ratios ProAssurance Investor Briefing, November 2018 106 Current Accident Year Net Loss Ratio 91.8% 89.8% 91.3% 89.3% Effect of Prior Accident Year Reserve Development (14.1%) (24.5%) (15.8%) (23.5%) Net Loss Ratio 77.7% 65.3% 75.5% 65.8% Underwriting Expense Ratio 19.6% 24.1% 21.7% 23.5% Combined Ratio 97.3% 89.4% 97.2% 89.3% Recast - Unaudited Three Months Ended Six Months Ended June 30 2018 2017 2018 2017 Gross Premiums Written $ 148.0 $124.9 $ 288.5 $261.7 Net Premiums Earned $ 142.6 $108.0 $ 257.6 $220.0 Total Revenues $ 143.9 $109.4 $ 260.1 $222.7 Net Losses & Loss Adjustment Expenses $ 110.9 $70.4 $ 194.4 $144.6 Underwriting, Policy Acquisition & Operating Expenses $27.9 $26.0 $55.9 $51.8 SPC Dividend Income (Expense) $0.0 $5.2 $0.0 $5.2 Segment Operating Result $5.1 $7.8 $9.8 $21.1

Workers’ Compensation Financial Highlights (3/31/18) In millions, except ratios ProAssurance Investor Briefing, November 2018 107 Current Accident Year Net Loss Ratio 66.1% 66.0% Effect of Prior Accident Year Reserve Development (0.9%) (1.0%) Net Loss Ratio 65.2% 65.0% Underwriting Expense Ratio 30.5% 31.4% Combined Ratio 95.7% 96.4% Recast - Unaudited Three Months Ended March 31 2018 2017 Gross Premiums Written $91.7 $84.4 Net Premiums Earned $42.7 $39.9 Total Revenues $43.5 $40.5 Net Losses & Loss Adjustment Expenses $27.8 $25.9 Underwriting, Policy Acquisition & Operating Expenses $13.0 $12.5 Segment Operating Results $2.7 $2.1

Workers’ Compensation Financial Highlights (6/30/18) In millions, except ratios ProAssurance Investor Briefing, November 2018 108 Current Accident Year Net Loss Ratio 67.0% 65.9% 66.6% 66.0% Effect of Prior Accident Year Reserve Development (2.2%) (1.0%) (1.6%) (1.0%) Net Loss Ratio 64.8% 64.9% 65.0% 65.0% Underwriting Expense Ratio 29.0% 30.6% 29.7% 31.0% Combined Ratio 93.8% 95.5% 94.7% 96.0% Recast - Unaudited Three Months Ended Six Months Ended June 30 2018 2017 2018 2017 Gross Premiums Written $70.9 $59.5 $ 162.6 $143.9 Net Premiums Earned $45.2 $40.8 $87.9 $80.7 Total Revenues $45.8 $41.4 $89.4 $81.9 Net Losses & Loss Adjustment Expenses $29.3 $26.5 $57.1 $52.5 Underwriting, Policy Acquisition & Operating Expenses $13.1 $12.5 $26.1 $25.0 Segment Operating Results $3.4 $2.4 $6.2 $4.4

Segregated Portfolio Cell Reinsurance Financial Highlights (3/31/18) Current Accident Year Net Loss Ratio 67.2% 70.3% In millions, except ratios Effect of Prior Accident Year Reserve Development (8.8%) (12.1%) Net Loss Ratio 58.4% 58.2% Underwriting Expense Ratio 30.0% 30.0% Combined Ratio 88.4% 88.2% ProAssurance Investor Briefing, November 2018 109 Three Months Ended March 31 2018 2017 Gross Premiums Written $32.3 $30.1 Net Premiums Earned $17.0 $16.5 Other Income $0.0 $0.0 Net Investment Income $0.4 $0.2 Net Realized Gains (Losses) $(0.5) $1.0 Net Losses & Loss Adjustment Expenses $10.0 $9.6 Underwriting, Policy Acquisition & Operating Expenses $5.1 $4.9 SPC Net Operating Results $1.8 $3.2 SPC Dividend (Income)/Expense $(1.7) $(2.4) Segment Operating Result $0.1 $0.8

Segregated Portfolio Cell Reinsurance Financial Highlights (6/30/18) Current Accident Year Net Loss Ratio 66.2% 60.9% 66.7% 65.5% In millions, except ratios Effect of Prior Accident Year Reserve Development (16.6%) (14.9%) (12.8%) (13.6%) Net Loss Ratio 49.6% 46.0% 53.9% 51.9% Underwriting Expense Ratio 29.8% 30.3% 29.9% 30.1% Combined Ratio 79.4% 76.3% 83.8% 82.0% ProAssurance Investor Briefing, November 2018 110 Three Months Ended Six Months Ended June 30 2018 2017 2018 2017 Gross Premiums Written $19.1 $15.1 $51.5 $45.2 Net Premiums Earned $18.2 $17.1 $35.3 $33.5 Other Income $0.1 $0.0 $0.1 $0.0 Net Investment Income $0.4 $0.2 $0.7 $0.5 Net Realized Gains (Losses) $(0.5) $0.7 $(0.9) $1.8 Net Losses & Loss Adjustment Expenses $9.0 $7.8 $19.0 $17.4 Underwriting, Policy Acquisition & Operating Expenses $5.5 $5.2 $10.7 $10.1 SPC Net Operating Results $3.7 $5.0 $5.5 $8.3 SPC Dividend (Income)/Expense $(2.8) $(3.6) $(4.5) $ (6.0) Segment Operating Result $0.9 $1.4 $1.0 $2.3

IMPORTANT SAFE HARBOR & NON-GAAP NOTICES ProAssurance Investor Briefing, November 2018 111 Non-GAAP Measures This presentation contains Non-GAAP measures, and we may reference Non-GAAP measures in our remarks and discussions with investors. The primary Non-GAAP measure we reference is Non-GAAP operating income, a Non-GAAP financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income, we have excluded the after-tax effects of net realized investment gains or losses and guaranty fund assessments or recoupments that do not reflect normal operating results. We believe Non-GAAP operating income presents a useful view of the performance of our insurance operations, but should be considered in conjunction with net income computed in accordance with GAAP. A reconciliation of these measures to GAAP measures is available in our regular reports on Forms 10-Q and 10-K and in our latest quarterly news release, all of which are available in the Investor Relations section of our website, Investor.ProAssurance.com. Forward Looking Statements This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors.